UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2017

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Applied Optoelectronics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.

Sugar Land, TX 77478

(address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Material Definitive Agreement.

On December 20, 2017, Applied Optoelectronics, Inc. (the “Company”) entered into a Supply Agreement with Facebook, Inc. (“Facebook”) effective as of November 8, 2017 (the “Supply Agreement”). The Company also subsequently entered into a Master Purchase Agreement with Facebook, effective January 2, 2018 (the “Master Purchase Agreement”) (the Master Purchase Agreement together with the Supply Agreement, the “Agreements”). Pursuant to the Supply Agreement, Facebook has agreed to purchase a volume of optical communications products from the Company during calendar year 2018 and provided a forecast to make additional purchases in years 2019 through 2020, in each case, based on Facebook’s commercially reasonable efforts to provide accurate six-month rolling forecasts to the Company of Facebook’s product needs and delivery expectations on a quarterly basis, and pursuant to the Master Purchase Agreement, the Company has agreed to deliver to Facebook, or certain other buyers authorized by Facebook, the volume of optical communications products on the schedule and subject to the delivery requirements set forth in the Master Purchase Agreement. Pursuant to the Supply Agreement, if Facebook and the other buyers authorized by Facebook fall short of purchasing the forecasted volume of product for any quarter in 2018, Facebook will purchase the balance of such product at the end of the applicable quarter. While the Company cannot anticipate every event or be certain of the impact of the Agreements on the Company’s financial statements, the Company currently believes that the value of the Agreements to the Company for calendar year 2018 will be approximately $125 million.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Agreements, copies of which are attached as exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein. The copies of the Agreements attached hereto as exhibits have certain portions redacted, as the Company is simultaneously submitting a Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933 and Rule 24b-2 under the Securities Exchange Act of 1934, each as amended, requesting that the Company be permitted to redact such portions of the Agreements. The omitted material will be included in the request for confidential treatment.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Supply Agreement, effective November 8, 2017, between Applied Optoelectronics, Inc. and Facebook, Inc.

10.2	Master Purchase Agreement, effective January 2, 2018, between Applied Optoelectronics, Inc. and Facebook, Inc.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained in this Current Report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Terminology such as  "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "believe," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan," "project," "permit,"  or by other similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. Such forward-looking statements speak only as of the date of this Current Report. The actual results that the Company achieves may differ materially from any forward-looking statements due to risks and uncertainties. Readers are urged to carefully review and consider the various disclosures made by the Company in this Form 8-K and in the Company’s other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company’s business. Except as required by law, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this Current Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2018	APPLIED OPTOELECTRONICS, INC.

By: /s/ David C. Kuo
Name: David C. Kuo
Title: General Counsel and Vice President

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